EXHIBIT 24.1

Power of Attorney

Registration Statement on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of Civista Bancshares, Inc., an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its common shares for offering and sale pursuant to the Civista Bancshares, Inc. 2024 Incentive Plan, hereby constitutes and appoints Dennis G. Shaffer, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto the said attorney-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that the said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 22nd day of May, 2024.

Signature	Title	Date

/s/ Todd A. Michel	Senior Vice President, Controller (Principal	May 22, 2024
Todd A. Michel	Financial and Accounting Officer)

/s/ Darci Congrove	Director	May 22, 2024
Darci Congrove

/s/ Mark Macioce	Director	May 22, 2024
Mark Macioce

/s/ Julie A. Mattlin	Director	May 22, 2024
Julie A. Mattlin

/s/ James O. Miller	Director	May 22, 2024
James O. Miller

/s/ Dennis E. Murray, Jr.	Director	May 22, 2024
Dennis E. Murray, Jr.

/s/ Mary Patricia Oliver	Director	May 22, 2024
Mary Patricia Oliver

/s/ Clyde A. Perfect, Jr.	Director	May 22, 2024
Clyde A. Perfect, Jr.

/s/ Harry Singer	Director	May 22, 2024
Harry Singer

/s/ Nathan E. Weaks	Director	May 22, 2024
Nathan E. Weaks

/s/ Lorina W. Wise	Director	May 22, 2024
Lorina W. Wise

/s/ Gerald B. Wurm	Director	May 22, 2024
Gerald B. Wurm